Exhibit 10.1

Strategic Collaboration Agreement

This Strategic Collaboration Agreement (this “Agreement”), dated as of January 25, 2025 (“Effective Date”), is entered into by and between:

(1)
Jiangsu Yuyue Medical Equipment & Supply Co., Ltd., a company organized and existing under the laws of the People’s Republic of China (“Yuwell”), and
(2)
Inogen Inc., a corporation organized and existing under the laws of the State of Delaware (“Inogen”).

In this Agreement, Yuwell and Inogen shall be collectively referred to as the “Parties” and individually referred to as a “Party”; when the “Party” and the “Other Party” are used in this Agreement, Yuwell and Inogen shall respectively be the counterparty to each other.

WHEREAS:

(1)
Yuwell is a Chinese medical device manufacturer and healthcare solutions provider, specializing in the development, production and distribution of innovative medical equipment including respiratory therapy devices, diabetes management tools and homecare diagnostic solutions across various healthcare sectors (collectively, “Yuwell Business”).
(2)
Inogen is a U.S. medical technology company, specializing in the development, production and distribution of innovative portable oxygen concentrators and other respiratory therapy devices for homecare use (collectively, “Inogen Business”).
(3)
The Parties intend to establish business collaboration between Yuwell Business and Inogen Business and to enter into this Agreement to set forth the principles and scope of such business collaboration.

NOW, THEREFORE, the Parties hereby agree as follows:

1.
Definition and Interpretation

In this Agreement, unless otherwise provided, capitalized terms used herein shall have the meanings as indicated in this Section 1:

1.1
“Access” has the meaning as set forth in 28 C.F.R. § 202.201.
1.2
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or under common Control with, such Person.
1.3
“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

1.4
“Background Intellectual Property” means, with respect to any Party, any and all intellectual property owned or otherwise controlled by such Party or any of its Affiliates (a) in existence as of immediately prior to the Effective Date or (b) arising during the Collaboration Term but independently from this Agreement.
1.5
“Bulk U.S. Sensitive Personal Data” has the meaning as set forth in 28 C.F.R. § 202.206.
1.6
“Business Day” means any day other than a Saturday or Sunday and other than a day on which banks are required or authorized to close in the PRC, or the City of New York, New York.
1.7
“Change of Control” means, with respect to a Party: (a) an acquisition, reorganization, merger, or consolidation of such Party by or with a third party in which the holders of the voting securities of such Party outstanding immediately before such transaction cease to beneficially own at least 50% of the combined voting power of the surviving entity, directly or indirectly, immediately after such transaction; (b) a transaction or a series of related transactions in which a third party, together with its Affiliates (if applicable), becomes the beneficial owner of 50% or more of the combined voting power of the outstanding securities of such Party; or (c) the sale or other transfer to a third party of all or substantial all of such Party’s assets.
1.8
“Control” (including the terms “Controlling” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
1.9
“Equity Securities” means, with respect to any Person, (a) shares of capital stock, voting securities, or other equity or ownership interests of such Person, (b) securities of such Person convertible into, exercisable for, or exchangeable for shares of capital stock, voting securities or other equity or ownership interests of such Person, (c) subscriptions, options, restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, warrants, convertible debts, convertible instruments, calls, phantom stock or other similar rights, agreements, or commitments of any character to acquire from such Person, or obligations of such Person to issue or sell, any issued or unissued shares of capital stock, voting securities, or other equity or ownership interests or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock, voting securities or other equity or ownership interests of such Person, (d) bonds, debentures, notes or other indebtedness of such Person having the right to vote (or convertible into, exercisable for, or exchangeable for shares of capital stock, voting securities or other equity or ownership interests of such Person having the right to vote) on any matters on which shareholders of such Person may vote, or (e) securities or rights issued by such Person, in each case, that are derivative of, or provide economic benefit based on the value of, shares of capital stock, voting securities or other equity or ownership interests of such Person.
1.10
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof and any applicable securities exchange.

1.11
“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
1.12
“PRC” means the People’s Republic of China (for the purpose of this Agreement, the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan are excluded).
1.13
“Purchase Agreement” means the Securities Purchase Agreement entered into between Yuwell (Hong Kong) Holdings Limited and Inogen dated January 25, 2025.
1.14
“Representatives” means, with respect to a Person, the Affiliates of such Person and the directors, officers, employees, agents, consultants, contractors, advisors, legal counsel, accountants and other representatives of such Person and its Affiliates.
1.15
“Trademarks” means any and all trademarks, service marks, trade names, service names, brand names, trade dress, logos, certifications, and any and all other indications of origin, in each case, whether or not registered, and together with the goodwill associated with and symbolized thereby.
1.16
References to products of Yuwell, Inogen or any third party in this Agreement shall mean the relevant products as referred to in such party’s business operation and as generally understood in the market.
1.17
References to relevant technologies or industry terms shall have the relevant meanings as generally understood in the medical device or healthcare technology industries as applicable.
2.
Principles of the Business Collaboration
2.1
The Parties acknowledge and agree that the collaboration between Yuwell Business and Inogen Business in the Relevant Collaboration Fields (as defined in Section 3.1) is in the common interests and pursuits of the Parties. The Parties shall work in good faith to collaborate in the Relevant Collaboration Fields to the extent agreed pursuant to this Agreement to the maximum extent permitted by the Applicable Laws. The Parties shall use commercially reasonable efforts to facilitate a comprehensive and in-depth collaboration in the Relevant Collaboration Fields under this Agreement.
2.2
Each Party shall be entitled to designate its Affiliates to carry out aspects of the collaboration with the Other Party in the Relevant Collaboration Fields, and the Parties will or will designate their respective Affiliates to enter into specific agreements with respect to specific collaboration in the Relevant Collaboration Fields in accordance with the principles set forth in this Agreement. Each Party shall ensure that its designated Affiliates have the necessary conditions, resources and capabilities to carry out the relevant collaboration under this Agreement and/or the relevant specific agreements. The Parties further agree that the obligations or restrictions imposed on any Party under this Agreement shall also be applicable to the Affiliates of such Party, and reference to Yuwell or Inogen shall also include their respective Affiliates to the extent applicable. Each Party shall procure that its Affiliates comply with this Agreement and assume full responsibility for the performance of and compliance with the obligations under this Agreement by its Affiliates.
3.
Relevant Collaboration Fields
3.1
The Parties agree to collaborate in fields (the “Relevant Collaboration Fields”) that include but not limited to the International Distribution Business (as defined in Section 3.3(a)), Asia Trademark License and Distribution Business (as defined in Section 3.4(a)), Joint R&D Business (as defined in Section 3.5(a)), Supply Chain Optimization (as defined in Section 3.6(a)) and other business fields as agreed by the Parties from time to time.
3.2
The Parties further agree to set forth the principles and key matters of the collaboration with respect to each Relevant Collaboration Field in Section 3. Any further negotiations, execution of specific agreements, and implementation of collaborations for each such Relevant Collaboration Field shall be in accordance with these principles; provided, however, that neither Party will be bound by the matters set out in the Relevant Collaboration Fields in Section 3 of this Agreement, unless and until such matters are formalized in a relevant agreement executed by both Parties (“Ancillary Agreements”); provided further that the Parties agree to negotiate in good faith with respect to such Ancillary Agreements. For the avoidance of doubt, the terms of any such Ancillary Agreements will control over the general description of the planned Relevant Collaboration Fields included in this Agreement.
3.3
International Distribution Business
(a)
The Parties plan to collaborate in respect of the distribution of the Selected Yuwell Products in the Inogen Territory (the “International Distribution Business”) under a mutually agreed distribution agreement covering the points below. For purposes of this Section 3.3:
(i)
“Selected Yuwell Products” shall (x) initially cover respiratory products, namely stationary oxygen concentrators, portable oxygen concentrators, PAP therapy devices and masks;

and (y) thereafter, subject to the mutual agreement of the Parties, expand to cover additional products manufactured by Yuwell.

(ii)
“Inogen Territory” shall (x) initially cover the United States, and certain selected European regions and (y) thereafter, subject to mutual agreement of the Parties, expand to cover additional regions.
(b)
Concurrently with the execution of this Agreement, the Parties shall enter into an Ancillary Agreement in respect of the International Distribution Business.
3.4
Asia Trademark License and Distribution Business
(a)
The Parties plan to collaborate in respect of the use of Trademarks of Inogen and the distribution of the Inogen Products in the Yuwell Territory (the “Asia Trademark License and Distribution Business”) under a mutually agreed distribution agreement covering the points below. For purposes of this Section 3.4:
(i)
“Inogen Products” shall initially cover:

(x) the existing products bearing the mark of “Inogen”, including but not limited to, portable and stationary oxygen concentrators and related accessories;

and thereafter, subject to mutual agreement of the Parties, expand to cover additional products such as the Simeox branded devices and through the trademark licensing, products such as CPAP/APAP/BIPAP devices and nebulizers (and accessories).

(ii)
“Yuwell Territory” shall (x) initially cover the PRC, Indonesia, Philippines, Thailand and Vietnam, and (y) thereafter, subject to mutual agreement of the Parties, expand to cover other agreed upon countries in Southeast Asia.
(b)
Concurrently with the execution of this Agreement, the Parties shall enter into an Ancillary Agreement in respect of the Asia Trademark License and Distribution Business.
3.5
Joint R&D Business
(a)
The Parties shall collaborate to evaluate opportunities for, and develop, new products for both the International Distribution Business and the Asia Trademark License and Distribution Business (the “Joint R&D Business”).
(b)
Either Party may submit a business proposal to the JSC for products to be jointly developed under the Joint R&D Business. Such proposals shall include, without limitation: (i) product information including features and potential applications; (ii) market analysis, including market size, landscape, indication, and target customer segments, (iii) required resources for such development, and (iv) a proposed allocation of such required resources and responsibilities between the Parties, including an associated budget.
(c)
It is expected that the initial products to be covered under the Joint R&D Business shall include innovative respiratory products for global markets.
(d)
Each Party shall establish a specific R&D team that specializes in developing products under the Joint R&D Business. The forms of cooperation shall include, but are not limited to, joint R&D, joint ventures, original design manufacturing (ODM), and technology licensing.
(e)
Products developed under the Joint R&D Business shall be discussed by each Party on a case-by-case basis. The expected model for distribution shall be for Inogen to distribute such products in the Inogen Territory (as defined in Section 3.3), Yuwell to distribute in the Yuwell Territory (as defined in Section 3.4), and case-by-case discussions between the Parties shall be held on distributions in other regions.

(f)
Prior to initiating any project under the Joint R&D Business, the Parties shall agree in writing upon a joint development plan for such project through the JSC covering the following:
(i)
ownership of intellectual property rights (it being understood that, as between the Parties, the default position will be that (A) each Party will solely and exclusively own all right, title and interest in and to its Background Intellectual Property, (B) each Party will solely and exclusively own all right, title and interest in and to any intellectual property created, conceived, developed or reduced to practice solely by or on behalf of such Party or any of its Affiliates, and (C) the Parties will jointly own all right, title and interest in and to any intellectual property created, conceived, developed or reduced to practice jointly by or on behalf of the Parties or their Affiliates) and any necessary licenses of intellectual property rights between the Parties;
(ii)
regulatory filing plans, including registration holder by country;
(iii)
clinical trial plans, including resources committed by each Party;
(iv)
manufacturing plans;
(v)
commercialization plans; and
(vi)
in terms of personnel and funding, R&D development resources allocation.
3.6
Supply Chain Optimization
(a)
The Parties agree to leverage their respective resources, including manufacturing capabilities and sourcing and distribution networks, to collaborate in optimizing their respective supply chains (the “Supply Chain Optimization”). This Supply Chain Optimization is intended to enhance operational efficiency, reduce costs, and improve overall supply chain performance for mutual benefit.
(b)
Without limiting the generality of the foregoing Section 3.6(a), the Parties shall evaluate, and where mutually beneficial, implement the following:
(i)
optimisation of manufacturing and/or assembly of both Parties’ products by leveraging the geolocations and expertise maintained in the facilities utilized by each Party, allowing for more effective localization of products and manufacturing, as well as improving regional supply chain resiliency;
(ii)
co-investment in new manufacturing facilities in countries that have strategic advantage for both Parties;
(iii)
sharing of third-party contract manufacturing resources; and

(iv)
reduction of the Parties’ respective supply chain costs through measures, including, but not limited to, joint raw materials procurement and optimized supplier selection and management.
4.
Steering Committee
4.1
Promptly, but no later than 3 months after the commencement of the Collaboration Term, the Parties shall form a joint steering committee (the “JSC”) to coordinate, oversee and manage the business collaboration and other matters contemplated under this Agreement.
4.2
The JSC shall have the following primary responsibilities:
(a)
provide strategic direction, oversight, and decision-making support for the collaboration contemplated under this Agreement;
(b)
guide the planning and execution of any project contemplated under this Agreement;
(c)
provide support and resolution for any problems or issues that may arise in connection with the implementation of this Agreement or any related project; and
(d)
perform such other functions as expressly set forth in this Agreement or as mutually agreed upon by the Parties.
4.3
Each Party shall appoint three (3) of its executives or managers to serve as its representatives on the JSC, each of whom must have appropriate expertise, experience and authority to make decisions on behalf of the appointing Party with respect to issues falling within the jurisdiction of the JSC. The Parties may change the total number of representatives on the JSC by mutual agreement in writing; provided, that at all times there will be an equal number of representatives of each Party on the JSC. Each Party may change its JSC representatives at any time by written notice to the Other Party.
4.4
The JSC shall meet as frequently as needed but no less frequently than (a) once per month during the first calendar year of the Collaboration Term, and (b) once each calendar quarter thereafter for the remainder of the Collaboration Term. JSC meetings will be held at such times and places or in such form, including by telephone or video conference, as the JSC determines.
4.5
All JSC decisions in any matter requiring JSC’s action or approval must be unanimous, with each Party’s representatives on the JSC collectively having one vote. No JSC vote may be taken unless a majority of the representatives designated by each Party are present. The JSC shall make all decisions and take other actions in good faith and with due care, after consideration of the information that is reasonably available to it, with the intention that the resulting decision or action will (a) not breach or conflict with any requirements or other provisions of this Agreement; and (b) maintain or increase the likelihood that the Parties will achieve the collaboration’s objectives as contemplated under this Agreement.

4.6
In the event that the JSC fails to reach a unanimous decision on any matter before it for decision within thirty (30) calendar days of such matter being first presented to the JSC, such matter shall be escalated to the Chief Executive Officer of Inogen and the Chairman of Yuwell for final resolution. If the CEO and Chairman cannot reach resolution on a JSC matter, then no JSC decision will be reached, and the failure to reach a resolution will not constitute a dispute under Section 12.2.
4.7
The JSC may establish project teams from time to time to provide support and recommendations to the JSC or the Parties on particular matters, including with respect to commercialization, manufacturing, and research and development of any product in respect of any Relevant Collaboration Fields.
5.
Other Rights of the Parties
5.1
Inspection Right
(a)
Each Party or its Representatives may, at its own expense and on a semi-annual basis during the Collaboration Term, inspect those portions of the site used in the manufacture, storage, testing, or other handling of such Party’s products or raw materials to be used for such products as it deems necessary to ensure compliance with this Agreement’s terms and conditions. Each Party or its Representatives may conduct any inspection under this Section 5 at any time during regular business hours on Business Days and shall schedule any such inspection at least 10 Business Days in advance. Each Party may only exercise its inspection rights under this Section 5 no more than 2 times in any calendar year, unless a prior inspection in such calendar year reveals a breach of this Agreement or an Ancillary Agreement and then such Party may exercise its inspection rights no more than 4 times during such calendar year and the following calendar year.
(b)
Each Party shall cooperate with the inspecting Party in conducting any such inspection. Each Party agrees that no inspection hereunder shall unreasonably interfere with the Other Party’s business and such Party, together with its Representatives, shall keep all information obtained during any such inspection confidential pursuant to and in accordance with this Agreement.
5.2
In the event Inogen determines to solicit indications of interest from third parties with respect to the acquisition of the majority of shares of Inogen’s then-outstanding common stock, Inogen shall, as promptly as reasonably practicable, notify Yuwell in writing of its determination to solicit such indications of interest.
6.
Collaboration Term and Termination
6.1
This Agreement shall become effective as of the Effective Date and will be automatically terminated upon expiration or termination of the Collaboration Term (as defined in Section 6.2) (including the extended term) or otherwise in accordance with this Section 6.
6.2
The Parties agree that subject to Section 6.3 of this Agreement and unless the Parties otherwise agree in writing to terminate this Agreement prior to expiration of the applicable Collaboration Term, the term of this Agreement shall be five years commencing from the Closing Date as defined under the Purchase Agreement (the “Collaboration Term”), subject to extension of another term of five years if mutually agreed by the Parties. The Parties shall engage in good faith discussions with respect to the renewal or extension of the Collaboration Term, and the terms and conditions thereof, no later than six (6) months prior to the expiration of the Collaboration Term.
6.3
Notwithstanding the foregoing, upon the occurrence of any of the following events, either Party may terminate this Agreement immediately by written notice to the Other Party at any time:
(a)
the Purchase Agreement is terminated without the anticipated purchase by Yuwell (Hong Kong) Holdings Limited of the shares of Inogen as contemplated therein;
(b)
in the event of any material breach of this Agreement by the Other Party that remains uncured for a period of thirty (30) calendar days after the receipt of notice of such material breach; or
(c)
in the event (i) the Other Party commences a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law; (ii) the Other Party consents to the entry of an order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law; (iii) the Other Party consents to the appointment of, or a Governmental Authority enters a decree or order appointing, a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, supervisor, rehabilitator (or other similar official) of such Party or for any material portion of such Party’s assets and properties; (iv) the Other Party makes a general assignment for the benefit of creditors; or (v) an involuntary proceeding is commenced against the Other Party under any applicable bankruptcy, insolvency or other similar law, and such proceeding is not dismissed within ninety (90) calendar days.

Notwithstanding the foregoing, following a Change of Control of either Party, the Other Party shall have the right, exercisable within 30 calendar days following the closing of such Change of Control, to terminate this Agreement on written notice to such Party to be effective 90 calendar days following the written notice.

Upon termination of this Agreement pursuant to this Section 6, except as otherwise provided in this Agreement, the rights and obligations of the Parties hereunder shall terminate; provided that the termination of this Agreement will not affect a Party’s respective rights, obligations and remedies pursuant to this Agreement that accrued prior to such termination. Section 7, Section 8, Section 9, Section 12, Section 13 and all definitions used in such provisions, and any other provisions necessary and proper to give effect to the intention of the Parties as to the effect of this Agreement after expiration or termination hereof, shall survive the expiration or termination of this Agreement.

7.
Intellectual Property
7.1
Unless otherwise expressly provided in this Agreement or any Ancillary Agreement entered into in respect of any Relevant Collaboration Fields pursuant to this Agreement:

(a)
The ownership of any materials, information and intellectual property respectively provided by the Parties for the purpose of this Agreement shall not be changed as a result of the collaboration under this Agreement, and neither Party is granted nor shall acquire under this Agreement any license or other right, title or interest, by implication, estoppel or otherwise, under any intellectual property owned or controlled by the Other Party or such Other Party’s Affiliates. Each Party undertakes to (and to cause its Affiliates to) respect and protect the intellectual property of the Other Party and shall in no event conduct any reverse engineering on the equipment and software, products or other technology of the Other Party made available under this Agreement or any such Ancillary Agreement.
(b)
Each Party shall not (and shall cause its Affiliates not to) use the intellectual property of the Other Party, except as specifically allowed under an Ancillary Agreement. Each Party undertakes not to (and to cause its Affiliates not to), under any circumstances, perform any act that could infringe, misappropriate or otherwise violate the intellectual property rights or other proprietary rights of the Other Party. Each Party undertakes not to (and to cause its Affiliates not to), in any event, jointly with any third party, or assist or allow any third party to, engage in any actions that would infringe, misappropriate or otherwise violate the intellectual property rights or other proprietary rights of the Other Party.
(c)
Neither Party shall use or reproduce the Trademarks, business information, technologies and other data of the Other Party without the prior written consent of such Other Party.
7.2
Each Party hereby agrees to indemnify, defend and hold harmless the Other Party from and against any and all losses incurred by such Other Party resulting from any claim by a third party arising from or relating to the infringement, misappropriation or other violation of such third party’s intellectual property rights or other legal rights (a) in the performance by such Party of its obligations under this Agreement, or (b) in connection with the products, services or materials provided by such Party under this Agreement, except to the extent such losses relate to any alteration or modification of such products, services or materials by or on behalf of such Other Party or any combination of such products, services or materials with any other products, services or materials.
8.
Confidentiality
8.1
The Parties expressly acknowledge and agree that this Agreement, its terms and all information, whether written or oral, furnished by either Party and/or any of its Affiliates or advisors (as of the relevant dates) to the Other Party and/or any Affiliate or advisors of the Other Party (as of the relevant dates) in connection with the preparation and negotiation or performance of this Agreement (“Confidential Information”) shall be deemed to be confidential and shall be maintained by each Party and their respective Affiliates (as of the relevant dates), in strict confidence.
8.2
The receiving Party shall use the same degree of care as it uses with regard to its own confidential information to prevent disclosure, use or publication of the Confidential Information of the Other Party. Confidential Information of the disclosing Party shall be held in strict confidence by the receiving Party unless the receiving Party is able to prove that the Confidential Information is or has been:

(a)
obtained legally and freely from a third party without any restrictions;
(b)
independently developed by the receiving Party at a prior time or in a separate and distinct manner without benefit of any of the Confidential Information of the disclosing Party;
(c)
made available by the disclosing Party for general release independent of the receiving Party;
(d)
made public as required by Applicable Laws; or
(e)
within the public domain or later becomes part of the public domain as a result of acts by someone other than the receiving Party and through no fault or wrongful act of the receiving Party.
8.3
A receiving Party may disclose Confidential Information of a disclosing Party to directors, officers, employees and advisors of the receiving Party or agents of the receiving Party in each case (i) who have agreed in writing to non-disclosure or are under law subject to confidentiality obligations and (ii) who have a need to know such information in connection with the transactions contemplated by this Agreement. Any disclosure of Confidential Information required by legal process pursuant to this Section 8.3 shall only be made after providing the disclosing Party with notice thereof in order to permit the disclosing Party to seek an appropriate protective order or exemption. Violation by a Party or its agents of the foregoing provisions shall entitle the disclosing Party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond. The provisions of this Section 8 shall survive and remain effective for a period of five years after the termination of this Agreement.
9.
Tax Payment

The Parties shall pay their respective taxes in connection with the performance of this Agreement to the relevant tax authorities in accordance with the Applicable Laws, regulations, and policies.

10.
Representations, Warranties and Covenants
10.1
Each Party hereby represent and warrant to the Other Party that:
(a)
It is duly established and validly existing under the laws of the jurisdiction of its incorporation, and possesses all licenses, permits, authorizations and approvals necessary to enable it to use its name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted. It is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires such qualification.
(b)
It has all requisite power and authority to execute this Agreement and to consummate the transactions and to perform its obligations contemplated hereby. All requisite acts and other proceedings required to be taken by it to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions and the performance of its obligations contemplated hereby have been duly and properly taken. This Agreement has been duly and validly executed and delivered by such Party, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement.
(c)
None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the performance by it of any of its obligations hereunder will (i) violate any provision of its constituent documents, (ii) violate any order, writ, injunction, judgment or decree applicable to it or any of its properties or assets, (iii) violate any Applicable Law or (iv) result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit, agreement or other obligation to which it is a party or by which it or any of its properties or assets may be bound, except for such violations, conflicts, breaches, defaults or terminations that would not, individually or in the aggregate be reasonably likely to have a material adverse effect on it or its ability to perform the obligations under this Agreement.
(d)
There are no claims, actions, suits, arbitrations or other proceedings or investigations pending, or to the best knowledge of such Party, threatened, by or against or affecting such Party related to the transactions contemplated hereby. There are no outstanding judgments, orders or decrees of Governmental Authorities or arbitrators applicable to such Party that have or would reasonably be expected to have a material adverse effect on it or its ability to perform the obligations under this Agreement.
11.
Regulatory Compliance
11.1
Each Party agrees and covenants that (i) it shall procure and properly maintain and cause its controlled Affiliates to procure and properly maintain, any approval, permit, or license of any Governmental Authority necessary, proper, or advisable for the performance of their respective obligations under this Agreement; (ii) it shall ensure compliance in material respects with all applicable antitrust and competition laws, rules, and regulations of all relevant jurisdictions at all times; and (iii) it shall cooperate with the other Party to complete annual reviews to ensure ongoing compliance.
11.2
Yuwell agrees and covenants that it will not, and will cause its controlled Affiliates not to, acquire or seek Access to any Bulk U.S. Sensitive Personal Data collected or maintained by Inogen.
12.
Governing Law and Dispute Resolution
12.1
The execution, interpretation, construction, performance and enforcement of this Agreement and the resolution of dispute(s) arising out of this Agreement shall be governed by and construed in accordance with the laws of New York without regard to principles of conflict of laws thereunder.
12.2
Any dispute arising out of or relating to the interpretation or performance of this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this Section 12.2. The seat of the arbitration shall be Singapore. The tribunal shall consist of three (3) arbitrator(s). The language of the arbitration shall be English. The award of the arbitration shall be final and binding upon the Parties. During the dispute settlement period, the Parties shall continue to perform the activities contemplated under this Agreement except for the dispute matters.
13.
Miscellaneous
13.1
The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Other Party hereto.
13.2
All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission or email transmission so long as receipt of such email is requested and received:

if to Inogen to:

Inogen, Inc.
859 Ward Drive
Suite 200
Goleta, CA 93111, USA
Attention: General Counsel
Email: [***]

if to the Yuwell, to:

Jiangsu Yuyue Medical Equipment & Supply Co., Ltd.
Yuwell Manufacturing Base,
No.l Baisheng Road, Development Zone,
Danyang City, Jiangsu Province, PRC
Attention: Senior Director of International Strategy and Investment
Email: [***]

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

13.3
This Agreement may not be amended, waived or otherwise modified except by an instrument in writing executed by the Parties. The amendment and modification of this Agreement duly executed by the Parties shall constitute an integral part of this Agreement with the same legal effect. In addition, any Party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the Party against whom the waiver is to be effective.
13.4
All costs and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses.
13.5
No failure on the part of any Party to exercise, and no delay on its part in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall preclude any further exercise of such right or remedy by such Party.
13.6
This Agreement constitutes the entire agreement among the Parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the Parties hereto with respect to the subject matter hereof.
13.7
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the activities contemplated hereby be consummated as originally contemplated to the fullest extent possible.
13.8
The headings in this Agreement are for convenience of reference only and shall not be used to construe or interpret this Agreement.
13.9
This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received counterparts hereof signed by the Other Party. Until and unless each Party has received a counterpart hereof signed by the Other Party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
13.10
The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

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IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

Jiangsu Yuyue Medical Equipment & Supply Co., Ltd.
By:	/s/ Qun Wu
Name: Qun Wu
Title: CEO

[Signature Page to Strategic Collaboration Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

Inogen, Inc.
By:	/s/ Kevin Smith
Name: Kevin Smith
Title: CEO

[Signature Page to Strategic Collaboration Agreement]